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                                                                      EXHIBIT 11

                               IPL SYSTEMS, INC.
                               -----------------

                    COMPUTATION OF NET LOSS PER COMMON SHARE
                    ----------------------------------------

                (Thousands of dollars except per share amounts)


                                                        Three Months Ended
                                                        ------------------
                                                   March 31,         March 31,
                                                     1995              1994
                                                  ----------        ----------
Primary
- - -------
Net loss                                          $   (  785)       $   (1,166)
                                                  ==========        ==========

Weighted average shares outstanding                5,382,119         5,381,519

Dilutive stock options based on the
  treasury stock method using average
  market price for the period                              -                 -
                                                  ----------        ----------

Common shares used in calculation of
  net loss per share                               5,382,119         5,381,519
                                                  ==========        ==========
Net loss per share                                $   ( 0.15)       $    (0.22)
                                                  ==========        ==========


Fully Diluted
- - -------------
Net loss                                          $   (  785)       $   (1,166)
                                                  ==========        ==========

Weighted average shares outstanding                5,382,119         5,381,519

Dilutive stock options based on the
  treasury stock method using the
  higher of average or period end
  market price                              (A)      179,680            52,218
                                                  ----------        ----------

Common shares used in calculation of
  net loss per share                               5,561,799         5,433,737
                                                  ==========        ==========

Net loss per share                                $    (0.14)       $    (0.21)
                                                  ==========        ==========

(A)  This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No 15.

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